EXHIBIT 16.1

August 29, 2025

Securities and Exchange Commission 100 F Street N.E. Washington, D.C. 20549

Dear Sirs/Madams:

RE: Artisan Consumer Goods, Inc

We have read Item 4.01 of Artisan Consumer Goods, Inc Form 8-K dated August 29, 2025, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm.  We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

Members of: WSCPA AICPA
Fruci & Associates II, PLLC

802 N Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 mail@fruci.com www.fruci.com